POWER OF ATTORNEY



          KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Scott J. Bendert and John L. Crites, Jr. as the undersigned's true and lawful attorney-in-fact to:

         1. Execute for and on behalf of the undersigned are Schedule 13D and Schedule 13G and any amendments thereto and any other documents, instruments, or schedules, all in accordance with Regulation 13D of the Securities Exchange Act of 1934, as amended;

         2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Schedule 13D or Schedule 13G and the timely filing of such schedule with the United States Securities and Exchange Commission and any other authority; and

         3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

         THE UNDERSIGNED HEREBY grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Regulation 13D of the Securities Exchange Act of 1934.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of this 15th day of February, 1999.



                                         /S/John H. Sykes
                                            Signature

                                            John H. Sykes
                                            Printed Name